Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (No. 333-225394, No. 333-227613 and No. 333-231345) on Form S-3 and (No. 333-217990, No. 333-227477, No. 333-237114 and No. 333-249371) on Form S-8 of Veritone Inc. of our report dated June 11, 2021, with respect to the consolidated financial statements of PandoLogic Ltd, which report appears in the Form 8-K/A (Amendment No.1) of Veritone Inc. dated November 15, 2021.

/s/ Somekh Chaikin
Somekh Chaikin

Member Firm of KPMG International

November 15, 2021

Tel Aviv, Israel